LIMITED POWER OF ATTORNEY
The undersigned in their capacity as an officer and/or director of WESCO International, Inc. (Issuer) hereby constitutes and appoints each of Diane Lazzaris, Charles Kim, Michele Nelson and William Cline, or any employee of the Issuer designated by any of them who is responsible for assisting insiders with compliance with the Federal securities laws, as the undersigned s true and lawful attorney-in-fact (Agent) to:
Sign on behalf of the undersigned any U.S. Securities and Exchange Commission
(SEC) forms:
(i) Form ID, including any attached documents, to effect the assignment of codes to the undersigned to be used in the transmission of information to the SEC using the EDGAR System and to maintain such codes on the undersigned s behalf;
(ii) Form 3, Initial Statement of Beneficial Ownership of Securities, including any attached documents;
(iii) Form 4, Statement of Changes in Beneficial Ownership of Securities, including any attached documents;
(iv) Form 5, Annual Statement of Beneficial Ownership of Securities in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, including any attached documents and
(v) amendments of each thereof, in accordance with the Securities Exchange Act of 1934, as amended, and the rules thereunder, including any attached documents.

Such forms shall be completed from the information furnished by the undersigned to the Issuer and the information in the Issuers records.
The Agent shall not be liable for any loss that results from a judgment error that was made in good faith. However, the Agent shall be liable for willful misconduct or the failure to act in good faith while acting under the authority of this Limited Power of Attorney. A successor Agent shall not be liable for acts of a prior Agent.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file such forms with respect to the undersigned s holdings of and transactions in securities issued by the Issuer, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
Consent to Electronic Signature
The undersigned signatory attests and agrees that the use of an electronic signature in any authentication document that includes the undersigned signatory s typed, conformed signature, and that is filed with or furnished to the Securities and Exchange Commission by or on behalf of the undersigned signatory, WESCO International, Inc. or any of its affiliates, constitutes the legal equivalent of the undersigned signatory s manual signature for purposes of authenticating the undersigned signatory s signature to any filing or submission for which it is provided.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of April 5, 2021.
By: /s/ Matthew S. Kulasa
Name:	Matthew S. Kulasa

State of Illinois

County of Cook
On this 5th day of April, 2021, Matthew S. Kulasa personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.
IN WITNESS WHEREOF, I have hereunto set my hand and official seal.
/s/ Marleiny Filpo
(Signature of Notary Public)
(Seal)	Commission Expires:  January 14, 2024